Exhibit 10.31

                              EMPLOYMENT AGREEMENT

         AGREEMENT made as of the 1st day of February , 2005 by and between Victor K. Kurylak, residing at 26 Meadow Lane, Lebanon, New Jersey 08833 (hereinafter referred to as the "Employee") and First Montauk Financial Corp., a New Jersey corporation with principal offices Parkway 109, Red Bank, New Jersey 07701 (hereinafter referred to as the "Company").

                              W I T N E S S E T H :

         WHEREAS, the Company, through its wholly owned subsidiary First Montauk Securities Corp, is engaged in the investment banking and general securities business as a registered broker-dealer; and

         WHEREAS, the Company has employed the Employee since January 2004 pursuant to an employment agreement dated as of January 1, 2004 and desires to continue to employ the Employee for the purpose of continuing to secure for the Company the experience, ability and services of the Employee and to provide for a change of Employee's employment status with the Company to include the position of Chief Executive Officer; and

         WHEREAS, the Employee desires to be employed by the Company, pursuant to the terms and conditions herein set forth, superseding all prior oral and written employment agreements, and term sheets and letters between the Company, its subsidiaries and/or predecessors and Employee;

         NOW, THEREFORE, it is mutually agreed by and between the parties hereto as follows:

                                    ARTICLE I
                                   DEFINITIONS

         1.1 Accrued Compensation. Accrued Compensation shall mean an amount which shall include all amounts earned or accrued through the "Termination Date" (as defined below) but not paid as of the Termination Date, including (i) Base Salary, (ii) reimbursement for business expenses incurred by the Employee on behalf of the Company, pursuant to the Company's expense reimbursement policy in effect at such time, (iii) vacation pay, and (iv) bonuses and incentive compensation earned and awarded prior to the Termination Date.

         1.2 Cause. Cause shall mean: (i) willful disobedience by the Employee of a material and lawful instruction of the Board of Directors of the Company;
(ii) formal charge, indictment or conviction of the Employee of any misdemeanor involving fraud or embezzlement or similar crime, or any felony; (iii) breach by the Employee of any material provision of this Agreement; (iv) conduct amounting to fraud, dishonesty, gross negligence, willful misconduct or recurring insubordination; (v) excessive absences from work, other than for illness or Disability; or (vi) unsatisfactory performance of duties; provided that the Company shall not have the right to terminate the employment of Employee pursuant to the foregoing clauses (i), (iii), (iv), (v) and (vi) above unless written notice specifying such breach shall have been given to the Employee and, in the case of breach which is capable of being cured, the Employee shall have failed to cure such breach within thirty (30) days after his receipt of such notice.

         1.3 Change in Control. For purposes of this Agreement, a "Change in Control" shall mean any of the following events:

         (a) (i) An acquisition (other than directly from the Company) of any voting securities of the Company (the "Voting Securities") by any "Person" (as the term person is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act")) immediately after which such Person has "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of twenty percent (20%) or more of the combined voting power of the Company's then outstanding Voting Securities; provided, however, that in determining whether a Change in Control has occurred, Voting Securities which are acquired in a "Non-Control Acquisition" (as defined below) shall not constitute an acquisition which would cause a Change in Control. A "Non-Control Acquisition" shall mean an acquisition by (1) an employee benefit plan (or a trust forming a part thereof) maintained by (x) the Company or (y) any corporation or other Person of which a majority of its voting power or its equity securities or equity interest is owned directly or indirectly by the Company (a "Subsidiary"), or (2) the Company or any Subsidiary.

                  (ii)Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because a Person (the "Subject Person") gained Beneficial Ownership of more than the permitted amount of the outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities outstanding, increases the proportional number of shares Beneficially Owned by the Subject Person, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional Voting Securities which increases the percentage of the then outstanding Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

         (b) The individuals who, as of the date this Agreement is approved by the Board, are members of the Board (the "Incumbent Board"), cease for any reason to constitute at least two-thirds of the Board; provided, however, that if the election, or nomination for election by the Company's stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Agreement, be considered and defined as a member of the Incumbent Board; and provided, further, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 promulgated under the 1934 Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a "Proxy Contest"), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

         (c) Approval by stockholders of the Company of:

                  (1) A merger, consolidation or reorganization involving the Company, unless
                                    (i) the stockholders of the Company,
                  immediately before such merger, consolidation or reorganization, own, directly or indirectly immediately following such merger, consolidation or reorganization, at least eighty-five percent (85%) of the combined voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation or reorganization (the "Surviving Corporation") in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization,
                                    (ii) the individuals who were members of the
                  Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least two-thirds of the members of the board of directors of the Surviving Corporation, and
                                    (iii) no Person (other than the Company, any
                  Subsidiary, any employee benefit plan (or any trust forming a part thereof) maintained by the Company, the Surviving Corporation or any Subsidiary) has Beneficial Ownership of twenty percent (20%) or more of the combined voting power of the Surviving Corporation's then outstanding voting securities, a transaction described in clauses (i) through
                  (iii) shall herein be referred to as a "Non-Control Transaction"; or

                  (2) An agreement for the sale or other disposition of all or substantially all of the assets of the Company, or of a significant subsidiary, to any Person, other than a transfer to a Subsidiary, in one transaction or a series of related transactions. For purposes of this subparagraph 1.3 (c) (2), "significant subsidiary " shall mean any subsidiary or business division of the Company which accounts for more than 40% of the Company's income, revenue or gross profits.

                  (3) The stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company.

         (d) Notwithstanding anything contained in this Agreement to the contrary, if the Employee's employment is terminated prior to a Change in Control and the Employee reasonably demonstrates that such termination (i) was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a Change in Control (a "Third Party") or (ii) otherwise occurred in connection with, or in anticipation of, a Change in Control, then for all purposes of this Agreement, the date of a Change in Control with respect to the Employee shall mean the date immediately prior to the date of such termination of the Employee's employment.

         1.4 Continuation Benefits. Continuation Benefits shall be the continuation of the Benefits, as defined in Section 5.1, for the period from the Termination Date to the greater of (i) of three months from the Termination Date or (ii) the Expiration Date (the "Continuation Period") at the Company's expense on behalf of the Employee and his dependents. The Company's obligation hereunder with respect to the foregoing benefits shall be limited to the extent that if the Employee obtains any such benefits pursuant to a subsequent employer's benefit plans, the Company may reduce the coverage of any benefits it is required to provide the Employee hereunder as long as the aggregate coverages and benefits of the combined benefit plans is no less favorable to the Employee than the coverages and benefits required to be provided hereunder. This definition of Continuation Benefits shall not be interpreted so as to limit any benefits to which the Employee, his dependents or beneficiaries may be entitled under any of the Company's employee benefit plans, programs or practices following the Employee's termination of employment, including, without limitation, retiree medical and life insurance benefits.

         1.5 Disability. Disability shall mean a physical or mental infirmity which impairs the Employee's ability to substantially perform his duties with the Company for a period of ninety (90) consecutive days.

         1.6 Notice of Termination. Notice of Termination shall mean a written notice from the Company, or the Employee, of termination of the Employee's employment which indicates the provision in this Agreement relied upon, if any. A Notice of Termination served by the Company shall specify the effective date of termination.

         1.7 Termination Date. Termination Date shall mean (i) in the case of the Employee's death, his date of death; and (ii) in all other cases, the date specified in the Notice of Termination.

                                   ARTICLE II
                                   EMPLOYMENT

         2.1 Subject to and upon the terms and conditions of this Agreement, the Company hereby employs and agrees to continue the employment of the Employee, and the Employee hereby accepts such continued employment in his capacity as President and Chief Operating Officer and his new position as Chief Executive Officer. In this capacity, Employee will report to the Chairman of the Board and the Board of Directors.

                                   ARTICLE III
                                     DUTIES

         3.1 The Employee shall, during the term of his employment with the Company, and subject to the direction and control of the Chairman of the Board of Directors, perform such duties and functions as he may be called upon to perform by the Chairman of the Board of Directors during the term of this Agreement, consistent with his position as Chief Executive Officer, President and Chief Operating Officer.

         3.2 The Employee agrees to use his best efforts in the promotion and advancement of the Company and its welfare and business. Employee agrees to devote his primary professional time to the business of the Company as Employee deems reasonably necessary; provided, however, that the Company acknowledges that Employee shall be entitled to pursue unrelated personal business ventures that do not materially conflict with the performance of Employee's duties to the Company.

         3. 3 Employee shall be based in the Red Bank, New Jersey area, and shall undertake such occasional travel, within or without the United States as is or may be reasonably necessary in the interests of the Company.

         3.4 Licenses and Registrations. During the term of this Agreement, Employee shall maintain in good standing all required licenses and registrations required for the proper performance of his duties and functions.

                                   ARTICLE IV
                                  COMPENSATION

         4.1 During the term of this Agreement, Employee shall be compensated initially at the rate of $275,000 per annum, and increasing 10% per annum on the 1st day of each January during the period this Agreement provided that the Company shall have achieved net profits of at least $500,000 during the previous fiscal year (the "Base Salary"). The Base Salary shall be paid to the Employee in accordance with the Company's regular executive payroll periods.

         4.2 Employee shall be entitled to receive a bonus (the "Bonus") during each year of this Agreement, determined as follows: The amount to be paid as a Bonus shall be determined as of each December 31 by the Compensation Committee of the Board of Directors based upon the prior fiscal year end and shall consist of a portion of an "Executive Bonus Pool." The Executive Bonus Pool shall be equal to fifteen (15%) percent of the net pre-tax profit of the Company as determined by the Company's independent auditors, no later than 90 days following the end of the Company's fiscal year, excluding any expense deduction attributed to such Executive Bonus Pool (the "Net Pre-Tax Profit"); provided that, in the event the Net Pre-Tax Profit of the Company for any fiscal year is less than $500,000, no Executive Bonus Pool shall be established or Bonus paid by the Company to the Employee pursuant to this subparagraph 4.2. Such determination, for purposes of this Section 4.2 only, shall be made in accordance with generally accepted accounting principles, as modified by these resolutions.

         4.3 Employee shall also be entitled to receive brokerage commissions on in accordance with the commission schedule in effect for other non-affiliate brokers employed by the Company.

         4.4 Employee shall be eligible to purchase from the Company, at Employees sole discretion, a portion of the securities contributed to the "Corporate Finance Bonus Pool" upon the same price, terms and conditions afforded to First Montauk Securities Corp. The Corporate Finance Bonus Pool shall consist of up to 20% of all underwriter's warrants, placement agent warrants and/or other securities granted to First Montauk Securities Corp., in connection with its service as an underwriter, placement agent or investment banker; provided however, such amount shall not exceed 50% of the total securities retained by First Montauk Securities Corp after any allocations to the registered representatives and the corporate finance staff in accordance with the corporate policies in effect from time to time. The amount Employee shall be entitled to purchase shall be determined by the Compensation Committee of the Board of Directors on a transaction-by-transaction basis.

         4.5 The Company shall deduct from Employee's compensation all federal, state and local taxes which it may now or may hereafter be required to deduct.

         4.6 Employee may receive such other additional compensation as may be determined from time to time by the Board of Directors including bonuses and other long-term compensation plans. Nothing herein shall be deemed or construed to require the Board to award any bonus or additional compensation.

                                    ARTICLE V
                                    BENEFITS

         5.1 During the term hereof, the Company shall provide Employee with the following benefits (the "Benefits"): (i) group health care and insurance benefits as generally made available to the Company's senior management; (ii) such other insurance benefits obtained by the Company and made generally available to the Company's senior management; (iii) the Company shall provide the Employee with an automobile suitable for his position, equipped with a mobile telephone, or at Employee's option, an appropriate automobile allowance, and reimburse reasonable automobile expenses including insurance, repairs, maintenance, gasoline charges, mobile phone, etc. via receipted expense reports;
(iv) reimbursement, upon presentation of appropriate vouchers, for all reasonable business expenses incurred by Employee on behalf of the Company upon presentation of suitable documentation all fees for licenses and registrations and (v) payment of country club dues for one golf country club full family membership at Colonia Country Club or comparable club.

         5.2 In the event the Company wishes to obtain Key Man life insurance on the life of Employee, Employee agrees to cooperate with the Company in completing any applications necessary to obtain such insurance and promptly submit to such physical examinations and furnish such information as any proposed insurance carrier may request.

         5.3 For the term of this Agreement, Employee shall be entitled to paid vacation at the rate of four (4) weeks per annum.

         5.4 Employee shall have continued use of a corporate credit card to be used for all reasonable business expenses incurred by Employee on behalf of the Company upon presentation of suitable documentation.

                                   ARTICLE VI
                                 NON-DISCLOSURE

         6.1 The Employee shall not, at any time during or after the termination of his employment hereunder, except when acting on behalf of and with the authorization of the Company, make use of or disclose to any person, corporation, or other entity, for any purpose whatsoever, any trade secret or other confidential information concerning the Company's business, finances, marketing, brokerage accounts, corporate finance transactions and clients, products and services, accounting, insurance business and personnel of the Company and its subsidiaries, including information relating to any customer of the Company, or any other nonpublic business information of the Company and/or its subsidiaries learned as a consequence of Employee's employment with the Company (collectively referred to as the "Proprietary Information"). For the purposes of this Agreement, trade secrets and confidential information shall mean information disclosed to the Employee or known by him as a consequence of his employment by the Company, whether or not pursuant to this Agreement, and not generally known in the industry. The Employee acknowledges that trade secrets and other items of confidential information, as they may exist from time to time, are valuable and unique assets of the Company, and that disclosure of any such information would cause substantial injury to the Company. Trade secrets and confidential information shall cease to be trade secrets or confidential information, as applicable, at such time as such information becomes public other than through disclosure, directly or indirectly, by Employee in violation of this Agreement. Notwithstanding the foregoing, information concerning a customer introduced to the Company by Employee, and known to Employee other than as a consequence of his employment by the Company, shall not be deemed Propriety Information within the contemplation of this
Section 6.1.

         6.2 If Employee is requested or required (by oral questions, interrogatories, requests for information or document subpoenas, civil investigative demands, or similar process) to disclose any Proprietary Information, Employee shall, unless prohibited by law, promptly notify the Company of such request(s) so that the Company may seek an appropriate protective order.


                                   ARTICLE VII
                              RESTRICTIVE COVENANT

         7.1 In the event of the voluntary termination of employment with the Company prior to the expiration of the term hereof, or Employee's discharge in accordance with Article IX, or the expiration of the term hereof without renewal, Employee agrees that he will not, during the term hereof and for a period of one (1) year following termination of employment for any reason, directly or indirectly, solicit brokers, or employees of the Company, or any sister or subsidiary of the Company for employment with any other entity, or
(ii) solicit or accept (a) any corporate finance client relating to a transaction, pending or proposed, involving a public offering, private placement, or merger and acquisition advisory services, (b) research project which was under consideration or pending at the time of Employee's termination, or (c) any brokerage client of the Company, other than brokerage clients introduced to the Company by Employee, and known to Employee other than as a consequence of his employment by the Company.

         7.2 If any court shall hold that the duration of non-competition or any other restriction contained in this Article VII is unenforceable, it is our intention that same shall not thereby be terminated but shall be deemed amended to delete therefrom such provision or portion adjudicated to be invalid or unenforceable or, in the alternative, such judicially substituted term may be substituted therefor.

                                  ARTICLE VIII
                                      TERM

         8.1 This Agreement shall be for a term (the "Initial Term") commencing on February 1, 2005 (the "Commencement Date") and terminating on December 31, 2007 (the "Expiration Date"), and renewable as provided for herein, for one additional period of one year unless either party hereto provides written notice of its intention not to renew this Agreement at least 120 days prior to the Expiration Date.

                                   ARTICLE IX
                                   TERMINATION

         9.1 The Company may terminate this Agreement by giving a Notice of Termination to the Employee in accordance with this Agreement:

                  a. For Disability; b. For Cause. c. Without Cause.

         9.2 Employee may terminate this Agreement by giving a Notice of Termination to the Company in accordance with this Agreement, at any time, with or without good reason.

         9.3 If the Employee's employment with the Company shall be terminated, the Company shall pay and/or provide to the Employee the following compensation and benefits in lieu of any other compensation or benefits arising under this Agreement or otherwise:

                  a. if the Employee was terminated by the Company for Cause, or the Employee terminates, the Accrued Compensation.

                  b. if the Employee was terminated by the Company for Disability, the Accrued Compensation, the Continuation Benefits and Base Salary, for the greater of (i) three months or (ii) the balance of the Term of this Agreement; or

                  c. if termination was due to the Employee's death, the Accrued Compensation; and Employee's pro rata bonus for the fiscal year in which the date of death occurred; or

                  d. if the Employee was terminated by the Company without cause, (i) the Accrued Compensation; (ii) the Employee's Base Salary for the greater of (i) three months or (ii) the balance of the Term of this Agreement;
(iii) the Continuation Benefits for the greater of (i) three months or (ii) the balance of the Term of this Agreement; and (iv) the Pro Rata Bonus; and further, all conditions to the vesting of outstanding Incentive Stock Awards and Employee Stock Options granted to the Employee under Articles XI and XII shall be deemed void and all such awards shall be immediately and fully vested and exercisable.

         9.4 The amounts payable under this Section 9, shall be paid as follows:

                  a. Accrued Compensation shall be paid within five (5) business days after the Employee's Termination Date (or earlier, if required by applicable law).

                  b. If the Continuation Benefits are paid in cash, the payments shall be made on the first day of each month during the Continuation Period (or earlier, if required by applicable law).

                  c. The Base Salary through the Expiration Date shall be paid in accordance with the Company's regular pay periods (or earlier, if required by applicable law).

         9.5 Notwithstanding the foregoing, in the event Employee is a member of the Board of Directors on the Termination Date, the payment of any and all compensation due hereunder, except Accrued Compensation, and Employee's right to exercise any Employee Stock Option after the Termination Date, is expressly conditioned on Employee's resignation from the Board of Directors within five
(5) business days of the Termination Date.

         9.6 The Employee shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise and no such payment shall be offset or reduced by the amount of any compensation or benefits provided to the Employee in any subsequent employment except as provided in Sections 1.4.


                                    ARTICLE X
                         TERMINATION OF PRIOR AGREEMENTS

         10.1 This Agreement sets forth the entire agreement between the parties and supersedes all prior agreements, letters and understandings between the parties, whether oral or written prior to the effective date of this Agreement. Employee expressly acknowledges that the Employment Agreement between Employee and the Company dated as of January 31, 2004 shall be of no further force or effect except as expressly stated herein.

                                   ARTICLE XI
                             RESTRICTED STOCK GRANTS

         11.1 As an inducement to Employee to enter into this Agreement, and as a bonus award for the Company's performance during the fiscal year ended December 31, 2004, the Company hereby grants to Employee 1,000,000 restricted shares of the Company's Common Stock, $.001 par value subject to the provisions of the Company's 1996 Senior Management Incentive Plan (the "Plan").

         11.2 Subject to the terms and conditions of the Company's 1996 Senior Management Incentive Plan (the "Plan"), the Employee is hereby granted 1,000,000 restricted shares of the Company's Common Stock, $.001 par value (the "Shares"). One-third of such Shares shall vest one upon the date hereof, one-third on December 31, 2005 and the final one third on December 31, 2006. If Employee renders continuous service to the Company from the date hereof to a vesting date, on each such vesting date the Company shall deliver to Employee such number of shares of Common Stock as shall vest on such date.

         11.3 In the event of a Change of Control, as defined in Section 1.3, the conditions to the vesting of any outstanding Restricted Stock Awards granted to the Employee under this Article XI shall be deemed void and all such Shares shall be immediately and fully vested and delivered to the Employee.


                                   ARTICLE XII
                                  STOCK OPTIONS

         12.1 Employee has previously received, pursuant to the terms of the Employment Agreement dated as of January 1, 2004, stock options to purchase 500,000 shares of the Company's Common Stock, of which 250,000 options shall be exercisable at $.50 per share and 250,000 options shall be exercisable at $.75 per share. The previously granted options shall remain in full force and effect; provided however, Employee has agreed, simultaneously with the execution of this Agreement as further consideration for the grant of stock provided in Article XI above, to the termination for cancellation the 250,000 options within exercise price of $.75 per share. No further options are being granted to Employee under this Agreement. Employee shall be eligible to receive such further options as may be granted by the Board of Directors during the term hereof.

                                  ARTICLE XIII
               ARBITRATION AND INDEMNIFICATION; FEES AND EXPENSES

         13.1 Any dispute arising out of the interpretation, application, and/or performance of this Agreement with the sole exception of any claim, breach, or violation arising under Articles VI or VII hereof shall be settled through final and binding arbitration before a panel of arbitrators in accordance with the rules of the National Association of Securities Dealers (the "NASD"). Any judgment upon any arbitration award may be entered in any court, federal or state, having competent jurisdiction of the parties before a single arbitrator in the State of New Jersey in accordance with the Rules of the American Arbitration Association. The NASD shall select the arbitrators. Any judgment upon any arbitration award may be entered in any court, federal or state, having competent jurisdiction of the parties.

         13.2 The Company hereby agrees to indemnify, defend, and hold harmless the Employee for any and all claims arising from or related to his employment by the Company at any time asserted, at any place asserted, to the fullest extent permitted by law, except for claims based on Employee's fraud, deceit or willfulness. The Company shall maintain such insurance as is necessary and reasonable to protect the Employee from any and all claims arising from or in connection with his employment by the Company during the term of Employee's employment with the Company and for a period of six (6) years after the date of termination of employment for any reason, including errors and omissions insurance, broker-dealer blanket bond and directors and officers liability insurance. The provisions of this Section 12.2 are in addition to and not in lieu of any indemnification, defense or other benefit to which Employee may be entitled by statute, regulation, common law or otherwise.

         13.3 The Company shall pay all reasonable legal fees and related expenses (including the costs of arbitrators, experts, evidence and counsel) incurred by, the Employee as they become due as a result of (a) the Employee's termination of employment (including all such fees and expenses, if any, incurred in contesting or disputing any such termination of employment) in violation of this Agreement, or (b) the Employee seeking to obtain or enforce any right or benefit provided by this Agreement.

                                   ARTICLE XIV
                                  SEVERABILITY

         14.1 If any provision of this Agreement shall be held invalid and unenforceable, the remainder of this Agreement shall remain in full force and effect. If any provision is held invalid or unenforceable with respect to particular circumstances, it shall remain in full force and effect in all other circumstances.

                                   ARTICLE XV
                                     NOTICE

         15.1 For the purposes of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or sent by certified mail, return receipt requested, postage prepaid, addressed to the respective addresses as set forth below or to any such other address as the party to receive the notice shall advise by due notice given in accordance with this paragraph. All notices and communications shall be deemed to have been received on the date of delivery thereof or on the third business day after the mailing thereof, except that notice of change of address shall be effective only upon receipt.

         15.2     The current addresses of the parties are as follows:

         IF TO THE COMPANY:        First Montauk Financial Corp.
                                   Parkway 109 Office Center
                                   328 Newman Springs Road
                                   Red Bank, New Jersey 07701
                                   Att: General Counsel

                                   With a copy to:

                                   Victor J. DiGioia, Esq.
                                   Goldstein & DiGioia, LLP
                                   45 Broadway
                                   New York, NY 10006

         IF TO THE EMPLOYEE:       Victor Kurylak
                                   26 Meadow Lane
                                   Lebanon, New Jersey 08833


                                   ARTICLE XVI
                                     WAIVER

         16.1 The waiver by either party of any breach or violation of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of construction and validity.

                                  ARTICLE XVII
                                  GOVERNING LAW

         17.1 This Agreement has been negotiated and executed in the State of New Jersey which shall govern its construction and validity.

                                  ARTICLE XVIII
                                  JURISDICTION

         18.1 Any or all actions or proceedings which may be brought by the Company or Employee under this Agreement shall be brought in courts having a situs within the State of New Jersey, and Employee and the Company each hereby consent to the jurisdiction of any local, state, or federal court located within the State of New Jersey.

                                   ARTICLE XIX
                                ENTIRE AGREEMENT

         19.1 This Agreement contains the entire agreement between the parties hereto. No change, addition, or amendment shall be made hereto, except by written agreement signed by the parties hereto.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement and affixed their hands and seals the day and year first above written.

                                         FIRST MONTAUK FINANCIAL CORP.


                                         By: /s/ Robert I. Rabinowitz
                                            ------------------------------------
                                            Name: Robert I. Rabinowitz
                                            Title: Executive Vice President,
                                                   General Counsel

                                             /s/ Victor K. Kurylak
                                            ------------------------------------
                                                Victor K.  Kurylak
                                                Employee